Exhibit 5.2

Christian G. Koelbl, III

Partner

Direct Dial: 716.848.1256

ckoelbl@hodgsonruss.com

September 16, 2013

Ryman Hospitality Properties, Inc.

RHP Hotel Properties, LP

RHP Finance Corporation

One Gaylord Drive

Nashville, TN 37214

Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as New York counsel to RHP Hotel Properties, LP and RHP Finance Corporation (collectively the “Issuers”) and the entities identified on Exhibit A attached to this letter (collectively the “Guarantors”) solely for the purpose of providing the opinions set forth in this letter and for no other purpose (including, but not limited to, conducting any negotiation or providing any legal or other advice) in connection with the filing by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of up to $350,000,000 aggregate principal amount of the Issuers’ 5.00% Senior Notes due 2021 (collectively the “Exchange Notes”) that are to be subject to Guaranties executed by the Guarantors (collectively the “Exchange Note Guarantees”), are to be issued pursuant to an Indenture, dated as of April 3, 2013, among the Issuers, the Guarantors and U.S. Bank National Association, as trustee, (the “Trustee) (the “Indenture”) and are to be issued in an exchange offer for a like aggregate original principal amount of currently outstanding 5.00% Senior Notes due 2021 (the “Exchange Offer”) in accordance with the terms of a Registration Rights Agreement, dated as of April 3, 2013, among the Issuers, the Guarantors, Deutsche Bank Securities, Inc., Merrill, Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, U.S. Bancorp Investments, Inc. and Credit Agricole Securities (USA) LLC, as representatives of the initial purchasers named therein (the “Registration Rights Agreement”).

The opinions set forth in this letter are subject to the following qualifications:

1. The opinions set forth in this letter are based solely upon (a) our review of, as submitted to us, (i) executed copies of the Registration Rights Agreement and the Indenture, (ii) forms of the Exchange Notes and the Exchange Note Guarantees and (iii) the Registration Statement (collectively the “Reviewed Documents”) and (b) our review of law of the State of New York that a lawyer admitted to practice in the State of New York, exercising customary professional diligence, would normally be expected to recognize as being applicable to the transactions contemplated by the Reviewed Documents (collectively “New York Law”). Other

Ryman Hospitality Properties, Inc.

RHP Hotel Properties, LP

RHP Finance Corporation

September 16, 2013

than our review of the Reviewed Documents, we have not reviewed any document referred to in any of the Reviewed Documents or made any inquiry or other investigation as to any factual matter (including, but not limited to, (a) any review of any of the files and other records of either of the Issuers, any of the Guarantors, any affiliate of either of the Issuers or any of the Guarantors or any court or other governmental authority, (b) any review of any of our files and other records, (c) any inquiry of or other communication with any director, officer, member, manager, general partner, limited partner, employee or other agent of either of the Issuers, any of the Guarantors or any affiliate of either of the Issuers or any of the Guarantors or (d) any inquiry of any past or present attorney of ours).

2. We do not express any opinion concerning any law other than New York Law.

3. We have assumed without any inquiry or other investigation, (a) the legal capacity of each natural person, (b) the genuineness of each signature on any of the Reviewed Documents, the authenticity, accuracy and completeness of each of the Reviewed Documents and the conformity of each of the Reviewed Documents to the copy or form thereof submitted to us, (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter contained in any of the Reviewed Documents and (d) there not existing outside of the Reviewed Documents and New York Law anything that would render incorrect any opinion set forth in this letter.

4. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you concerning any such change or any effect of any such change on any opinion set forth in this letter.

Subject to the qualifications set forth in this letter, it is our opinion that:

1. Assuming that the Indenture has been duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Issuers, the Guarantors and the Trustee), the Indenture constitutes a legally valid and binding obligation of the Issuers and the Guarantors enforceable against the Issuers and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by any bankruptcy, insolvency, reorganization, moratorium or other similar law now or hereafter in effect relating to or affecting rights and remedies of creditors or by general equitable principles (collectively the “Enforceability Exceptions”) and except as any right to indemnification or contribution thereunder may be limited by any applicable securities law or public policy consideration.

2. Assuming that the Indenture and the Registration Rights Agreement have been duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Issuers, the Guarantors and, in the case of the Indenture, the Trustee) and that the Exchange Notes have been duly and validly authorized by the Issuers for issuance by the Issuers

Ryman Hospitality Properties, Inc.

RHP Hotel Properties, LP

RHP Finance Corporation

September 16, 2013

pursuant to the Indenture, the Registration Rights Agreement and the Exchange Offer, when duly and validly executed by the Issuers and duly and validly authenticated and delivered by the Trustee in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

3. Assuming that the Indenture and the Registration Rights Agreement have been duly and validly authorized, executed and delivered by all parties thereto (including, but not limited to, the Issuers, the Guarantors and, in the case of the Indenture, the Trustee) and that the Exchange Note Guarantees have been duly and validly authorized and executed by the Guarantors, when the Exchange Notes have been duly and validly executed by the Issuers and duly and validly authenticated and delivered by the Trustee in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Note Guarantees will constitute legally valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

We consent to the filing of this letter with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not admit that we are in the category of persons whose consent to such filing and use is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

HODGSON RUSS LLP

By	/s/ Christian G. Koelbl, III
Christian G. Koelbl, III

Exhibit A

Guarantors

Ryman Hospitality Properties, Inc.

Opryland Hospitality, LLC

RHP Hotels, LLC

RHP Partner, LLC

RHP Property GP, LP

RHP Property GT, LLC

RHP Property GT, LP

RHP Property NH, LLC